Exhibit 99.1

Chairman and CEO of Biostar Pharmaceuticals, Inc. Adopts 10b5-1 Share Repurchase Plan

On May 25, 2011 – Biostar Pharmaceuticals, Inc. (NASDAQ GM: BSPM), Xianyang-based manufacturer of a leading over-the-counter Hepatitis B medicine, Xin Aoxing Oleanolic Acid Capsules (“Xin Aoxing Capsules”), and a variety of pharmaceutical products, today announced that, following the Board’s approval, the Company’s Chief Executive Officer and Chairman of the Board, Ronghua Wang, has adopted a stock trading plan in accordance with the guidelines specified by Exchange Rules 10b5-1 and 10b-18 and other legal SEC legal requirements under the Exchange Act.  The Plan is effective as of June 1, 2011 and is valid through November 11, 2011. Under this plan, Mr. Wang may purchase up to 200,000 shares of the Company’s common stock the term of the Plan, subject to certain conditions. The timing and actual number of shares repurchased will depend on a variety of factors including regulatory restrictions on price, manner, timing, and volume, corporate and other regulatory requirements and other market conditions in an effort to minimize the impact of the purchases on the market for the stock. There can be no assurance that any shares will be repurchased either through plan or otherwise.

Rule 10b5-1 permits corporate officers, directors and others to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information. These plans allow insiders to have shares bought or sold for their accounts over a period of time regardless of any material, non-public information they may receive after adopting their plans.

The Wang stated, "The Board's authorization of the share repurchase plan reflects our confidence in the strength and confidence we have in the fundamental strength of our business. We remain strongly committed to maximizing the long-term shareholder value and realizing the full potential of our business and operations."

As of May 25, 2011, Biostar had approximately 27.4 million shares of common stock outstanding.

About the Company

Biostar Pharmaceuticals, Inc., through its wholly-owned subsidiary and controlled affiliate in China, develops, manufactures and markets pharmaceutical and health supplement products for a variety of diseases and conditions. The Company's most popular product is its Xin Aoxing Oleanolic Acid Capsule, an over-the-counter ("OTC") medicine for chronic hepatitis B, a disease affecting approximately 10% of the Chinese population. In addition to its hepatitis product, Biostar currently manufactures two broad-based OTC products, two prescription-based pharmaceuticals, one medical device and five health supplements.

Safe Harbor Relating to the Forward Looking Statements

Statements contained in this press release not relating to historical facts are forward-looking statements that are intended to fall within the safe harbor rule under the Private Securities Litigation Reform Act of 1995. All forward-looking statements included herein are based upon information available to the Company as of the date hereof and, except as is expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason. As a result, investors should not place undue reliance on these forward-looking statements. To the extent that any statements made here are not historical, these statements are essentially forward-looking. Forward- looking statements can be identified by the use of words such as "expects," "plans," "will," "may," "anticipates," "believes," "should," "intends," "estimates" and other words of similar meaning. The Company may also make written or oral forward-looking statements in its periodic reports filed with the U.S. Securities and Exchange Commission and other written materials and in oral statements made by its officers, directors or employees to third parties. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by these forward-looking statements. Such risk factors are set forth in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual events to differ from the forward-looking statements. More information about some of these risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission under the caption "Risk Factors" in such filings.